Exhibit 10.14

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of April 26, 2007, by and between WHlTEGLOVE HOUSE CALL HEALTH, Inc., a Texas corporation (the “Company”), and Robert A. Fabbio, an individual (the “Executive”).

RECITALS

WHEREAS, Executive is to be employed by the Company as the President and Chief Executive Officer effective April 26, 2007 (the “Employment Commencement Date”);

WHEREAS, the Company desires to continue to employ Executive as the President and Chief Executive Officer of the Company and Executive desires to continue employment with the Company in accordance with the contractual terms and conditions set forth below; and

WHEREAS, this Agreement is intended to, and shall, set forth the definitive agreement of the parties regarding the subject matter hereof.

AGREEMENT

NOW, THEREFORE, for and in consideration of these recitals and premises, and the respective promises,covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Employment. The Company hereby agrees to continue to employ Executive, and Executive hereby accepts such continued employment with the Company upon the terms and conditions hereafter set forth.

Section 2. Position. Executive shall serve as President and Chief Executive Officer and shall report directly to the Board of Directors of the Company or such person(s) as the Board of Directors may designate from time to time (the “Service”).

Section 3. At-will Employment. Executive’s employment with the Company is “at-will” which means that the employment with Company is for no specific period or time and may be modified or terminated by Company or Executive at any time and for any reason, with or without prior notice and with or without cause. The at-will nature of the employment may only be altered by a written agreement approved and executed by the Board of Directors of the Company.

Section 4. Duties of Executive. Executive shall have the authority and perform such executive duties as a President and Chief Executive Officer would normally perform or as otherwise specified in the By-Laws of the Company as in effect on the date of this Agreement, which may change from time to time, and shall perform in addition thereto, such other duties as the Board of Directors of the Company (together with any applicable sub-committee or sub-committees thereof, the “Board”) may request, consistent with Executive’s office and title. Executive shall devote all of his working time and his best efforts to the performance of his duties under this Agreement and the furtherance of the interests of the Company, except as may otherwise be approved in advance by the Board. Notwithstanding the foregoing, nothing contained herein shall preclude Executive from having outside commitments (including as a member of the Board of Directors of other companies).

EMPLOYMENT AGREEMENT	PAGE 1

Section 5. Compensation; Benefits).

(a) Base Salary. Commencing August 15, 2008, Executive’s base salary, less applicable statutory deductions and withholdings, is $180,000 on an annualized basis (“Base Salary”). The Base Salary shall be payable at the times and in the manner consistent with the Company’s general policies regarding compensation of executive employees, but in no event less frequently than once each calendar month unless otherwise provided under applicable law.

(b) Bonus. Commencing August 15, 2008, Executive shall be eligible to receive additional compensation in the form of a quarterly bonus of up to $6,250, less applicable statutory deductions and withholdings (the “Additional Bonus”). The Additional Bonus may be granted to him by the Board based on the attainment of 100% of certain quarterly objectives that are to be set by the Compensation Committee of the Board at the beginning of each quarter, in its sole discretion, with input from Executive. Such Bonus shall be payable during the quarter following the quarter in which it is earned and may be prorated, at Company’s discretion, if objectives arc partially met.

(c) Vacation, Sick Leave and Holidays. Executive shall be entitled to paid vacation benefits, sick leave, and holidays in accordance with applicable Company policies, as presently in effect and amended from time to time.

(d) Benefits. Executive shall be eligible for and entitled to participate in all other benefit plans and arrangements as may he maintained by the Company for its executive officers in accordance with applicable Company policies and the terms of the applicable benefit plans as presently in effect and amended from time to time, such as, without limitation, any medical, dental, vision, pension, 401(k), and accident, disability, and life insurance benefits.

Section 6. Termination Payment.

(a) If Executive’s employment hereunder is terminated by the Company other than for Cause (as defined in Section 6(b) below) the Company shall be obligated to pay to Executive a lump sum in an amount equal to nine months of the then Base Salary, less applicable statutory withholding and deductions, provided that the Company’s obligation to pay and Executive’s right to receive such pay shall be conditioned upon Executive’s execution of a general release and covenant not to sue the Company and related parties in a form acceptable to the Company (the “General Release”). Such payment shall be made 14 days after the effective date of the General Release, as defined in the General Release.

(b) “Cause” for purposes of termination of Executive’s employment shall mean gross negligence, willful misconduct, fraud, embezzlement and/or unauthorized use of corporate funds.

Section 7. Entire Agreement. This Agreement, together with the Confidential Proprietary Information and Invention Assignment Agreement attached as Exhibit A, any indemnity agreement between Executive and the Company, and option (or restricted stock) agreements now or hereafter entered into, constitute the entire agreement between the Company and Executive regarding Executive’s employment by the Company.

EMPLOYMENT AGREEMENT	PAGE 2

Section 8. Governing Law; Venue. The validity, interpretation, construction and performance or this Agreement will be governed by and construed in accordance with the substantive laws of the State or Texas, without giving effect to the principles of conflict of laws of such State. WITH RESPECT TO ANY SUIT, ACTION OR OTHER PROCEEDING ARISING FROM (OR RELATING TO) THIS AGREEMENT, THE COMPANY AND EXECUTIVE HEREBY IRREVOCABLY AGREE TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE UNITED STATES DISTRICT COURT IN TEXAS AND IN ANY STATE COURT WITHIN TRAVIS COUNTY, TEXAS.

Section 9. Severability and Reformation. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9.

Section 10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to “Sections” are to sections of this Agreement. The captions used in this Agreement arc designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

Section 11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original copy.

[Signature page follows]

EMPLOYMENT AGREEMENT	PAGE 3

IN WITNESS WHEREOF, the parties hereof have executed this Amendment to Employment Offer Letter as of the day and year first-above written.

“EXECUTIVE”

By:
Robert A. Fabbio

Address

Address

“COMPANY”

WHITEGLOVE HOUSE CALL HEALTH, INC.

By:
Name:
Title:

EMPLOYMENT AGREEMENT	PAGE 4

EXHIBIT A

Confidential Information and Invention Assignment Agreement

PROPRIETARY INFORMATION AGREEMENT	PAGE 1

Confidential Information and Invention Assignment Agreement

In consideration of my employment or continued employment by WHITEGLOVE HOUSE CALL HEALTH, INC. or by a subsidiary of WHITEGLOVE HOUSE CALL HEALTH, INC. (WHITEGLOVE HOUSE CALL HEALTH, INC. and its subsidiaries are referred to separately or together as “WHlTEGLOVE”), WHITEGLOVE’S disclosure of certain Confidential or Proprietary Information (as defined below) to me, any compensation now and/or hereafter paid to me, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. I agree to honor and to be bound by the provisions of this Confidential Information and Invention Assignment Agreement (the “Agreement”).

1. I will devote my best effort to performing well all duties that WHITEGLOVE may assign to me from time to time.

2. While I am a WHITEGLOVE employee, I will promptly disclose each discovery, idea, improvement or invention I create, conceive, develop or discover, alone or with others, which relates to WHITEGLOVE’s business or results from the use of WHITEGLOVE’s equipment, supplies, facilities or information (“Intellectual Property”). All Intellectual Property, in whatever form, is WHITEGLOVE’s property. I assign to WHITEGLOVE, without additional compensation, all of my rights, title and interest in all Intellectual Property. I will assist WHITEGLOVE in all ways in the future, including giving evidence and executing any documents deemed helpful or necessary by WHITEGLOVE, to establish, perfect and register worldwide; at WHITEGLOVE’s expense, WHITEGLOVE’s title and exclusive ownership in Intellectual Property. I will not do anything in conflict with WHITEGLOVE’s rights in Intellectual Property and will cooperate fully to protect Intellectual Property against misappropriation or infringement.

3. I agree that WHITEGLOVE will be the copyright owner in all copyrightable works of every kind and description created or developed by me, solely or jointly with others, within the scope of my employment or which relates to WHITEGLOVE’s business, results from copyrightable works owned by WHITEGLOVE (i.e. derivative works), or results from or involves any information obtained in connection with my employment with WHITEGLOVE. I hereby assign to WHITEGLOVE all my right, title and interest in any such works. If requested to, and at no further expense to WHITEGLOVE, I will execute in writing any acknowledgement or assignments of copyright ownership of such works as may be appropriate for preservation of the worldwide ownership in WHITEGLOVE of such copyrights.

4. I will not use, publish, misappropriate or disclose any Confidential or Proprietary Information, during or after my employment, except as required in the performance of my duties for WHITEGLOVE or as authorized in writing by WHITEGLOVE. Confidential and Proprietary information includes information I learn or originate during my employment which is not publicly available or readily ascertainable by proper means, and includes such information disclosed by others in confidence to WHITEGLOVE. If I have doubts concerning whether particular information is Proprietary, I will promptly consult my supervisor or legal counsel as WHITEGLOVE may direct for guidance in advance. Confidential and Proprietary Information includes, but is not necessarily limited to, the information described in subparagraphs A through D below.

A. Manufacturing and research processes currently in use, planned or under development, including design rules, device characteristics, process flows, manufacturing capabilities and yields, and product, process and device strategies planned or under development, including device specific action, systems architectures logic designs, circuit implementation and long-range plans.

B. Software products in use, planned or under development, including operating system adaptations or enhancements, language compilers, interpreters and translators, system design and evaluation tools and application programs.

C. Information relating to WHITEGLOVE employees, including corporate structure; actual and anticipated relationships between WHITEGLOVE and other companies, sales levels, profit levels, pricing and other unpublished financial date; and budget, staffing, compensation, equipment and related plans.

D. Information relating to WHITEGLOVE’s customer, prospects and vendor relationships. This includes performance requirements, development and delivery schedules, device and product pricing and quantities, and other information communicated to WHITEGLOVE by customers or vendors.

E. Business strategies in use or planned.

F. Information related to WHITEGLOVE’s financial condition, including financial statements and capitalization.

5. I will not use in my work or disclose to WHITEGLOVE any Confidential or Proprietary Information of a third party unless WHITEGLOVE first receives written authorization from the third party allowing the use or disclosure of such information and unless WHITEGLOVE agrees in writing to receive such information on terms acceptable to WHITEGLOVE. I will abide by restrictions imposed on the disclosure and use of such third party information. I further agree that my name, voice, picture and likeness may be used in WHITEGLOVE’s advertising, training aides and other materials without payment of separate compensation to me.

6. During my employment, I will not, directly or indirectly, participate in the ownership, management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm, or other entity that competes with the WHITEGLOVE in the state or Texas, or in any other state in the United States, or in any country in the world, in the conduct of the business of the WHITEGLOVE as conducted or as proposed to be conducted.

During my employment and for a period of one (1) year after my employment is terminated for any reason, I will not, directly or indirectly, individually or on behalf or any other person, firm, partnership, corporation, or business entity of any type, solicit, assist or in any way encourage any current employee or consultant of the WHITEGLOVE to terminate his or her employment relationship or consulting relationship with or for the WHITEGLOVE, nor will I solicit the services of any former employee of the WHITEGLOVE whose service has been terminated for less than three (3) months.

For a period of one (1) year after my employment is terminated for any reason, I will not, directly or indirectly, individually or on behalf of any other person, firm, partnership, corporation, or business entity of any type, solicit to the detriment of the WHITEGLOVE and/or for the benefit of any competitor of the WHITEGLOVE, take away or attempt to take away, in whole or in part, any Customer of the WHITEGLOVE or otherwise interfere with the WHITEGLOVE’s relationship with any Customer. For purposes of this Section 6, “Customer” shall mean any WHITEGLOVE or business entity to which the WHITEGLOVE sells or licenses goods or services to or that I had contact with or performed services for during my employment.

7. I hereby agree that for a period of three months after the date my employment is terminated, for any reason, I will not, directly or indirectly, in the state of Texas, or in. any other State of the United States, or in any country in the world where the WHITEGLOVE engages or proposes to engage in Business, as of the date of the termination of my employment, (i) compete with the WHITEGLOVE in Business or (ii) participate in the ownership, management, operation, financing, or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm, or other entity that competes with the WHITEGLOVE in Business. Notwithstanding the foregoing, I am permitted to own up to 5% of any class of securities of any corporation in competition with the WHITEGLOVE that is traded on a national securities exchange or through NASDAQ. For the purposes of this Section 7, “Business” shall mean those portions of’ the WHITEGLOVE’s business in which I actively participated or received Proprietary Information regarding.

8. When my employment with WHITEGLOVE ends, I will promptly deliver to a designated WHITEGLOVE representative all originals and copies of all materials·, documents and property of WHITEGLOVE which are in my possession or control. I also will cooperate in an exit interview whose purpose will be to review Confidential and Proprietary Information known or possessed by me and to confirm WHITEGLOVE’s rights regarding the protection of the Confidential Proprietary Information and the disclosure to WHITEGLOVE and its ownership of Intellectual Property.

9. This Agreement will be governed by and construed according to the laws of the State of Texas without regard to conflicts of law principles.

10. I acknowledge and agree that each agreement and covenant set forth herein constitutes a separate agreement independently supported by good and adequate consideration and that each such agreement shall be severable from the other provisions of this Agreement and shall survive this Agreement.

I understand and agree that Section 7 of this Agreement is to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of Section 7 is too broad to be enforced as written, the WHITEGLOVE and I intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable, provided, however; that such reformation applies only with respect to the operation of such provision in the particular jurisdiction with respect to which such determination was made. If, however, Section 7 is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of’ this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

11. This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the WHITEGLOVE, its successors and assigns. I expressly agree that the WHITEGLOVE has the right to assign this Agreement.

12. The provisions of this Agreement shall survive the termination of my employment for any reason and the assignment of this Agreement by the WHITEGLOVE to any successor in interest or other assignee.

13. No waiver by the WHITEGLOVE of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the WHITEGLOVE of any right under this Agreement shall be construed as a waiver of any other right. The WHITEGLOVE shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

14. In the event of any litigation arising from or relating to this Agreement, the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, the prevailing party’s costs and reasonable attorney’s fees, in addition to all other legal or equitable remedies to which it may otherwise be entitled.

I have carefully read this Agreement; I understand and accept its terms. I agree that I will continue to be bound by the provisions of this Agreement after my employment with WHITEGLOVE has ended.

I accept the terms of this Agreement

Signed:

Date:

AMENDMENT 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of the 26th day of April, 2011 (the “Effective Date”), by and between WhiteGlove House Call Health, Inc., a Delaware corporation (the “Company”), and Robert A. Fabbio, an individual (the “Executive”).

Recitals:

WHEREAS, the parties have previously entered into an Employment Agreement dated April 26, 2007 (the “Employment Agreement”),

WHEREAS, members of the Compensation Committee of the Board of Directors of the Company previously approved an increase to the Executive’s Base Salary (as defined in the Employment Agreement) and Additional Bonus (as defined in the Employment Agreement), but such changes were not reflected in an amendment to the Employment Agreement; and

WHEREAS, the parties wish to amend the Employment Agreement by entering into this Amendment where the terms and conditions of such Employment Agreement remain in full force and effect and are only modified to the extent of this Amendment;

NOW THEREFORE, in consideration of the parties’ continuing obligations, the parties agree to revise the Employment Agreement as follows and that the provisions of the Employment Agreement that are not revised in this Amendment shall continue in full force and effect as stated in the Employment Agreement;

Section 12. Amendment to Section 5(a) and Section 5(b). Section 5(a) and Section 5(b) of the Employment Agreement are hereby amended and restated in their entirety to read as follows:

(a) Base Salary. Commencing March 16, 2011, Executive’s base salary, less applicable statutory deductions and withholdings is $340,000 on an annualized basis (“Base Salary”). The Base Salary shall be payable at the times and in the manner consistent with the Company’s general policies regarding compensation of executive employees, but in no event less frequently than once each calendar month unless otherwise provided under applicable law.

(b) Bonus. Commencing March 16, 2011, Executive shall be eligible to receive additional compensation in the form of a quarterly bonus of up to $50,000, less applicable statutory deductions and withholdings (the “Additional Bonus”). The Additional Bonus may be granted to him by the Board based on the attainment of 100% of certain quarterly objectives that are to be set by the Compensation Committee of the Board at the beginning of each quarter, in its sole discretion, with input from Executive. Such Bonus shall be payable during the quarter following the quarter in which it is earned and may be prorated, at Company’s discretion, if objectives are partially met.

Section 13. Miscellaneous.

(a) Waivers and Amendments. With the written consent of the Company and the Executive, the obligations of the Company and the rights of the Executive under this Amendment may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent of the Company and the Executive, the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Amendment.

(b) Governing Law. THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN TEXAS RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

(c) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(d) Entire Agreement. This Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(e) Notices. All notices and other communications required or permitted hereunder shall be given in accordance with the Employment Agreement.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(g) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by themselves or their duly authorized offers as of the day, month and year first above written.

“EXECUTIVE”		“COMPANY”

WHITEGLOVE HOUSE CALL HEALTH, INC.

By:		By:
Robert A. Fabbio

Address:		Name:

Address:		Title:

WHITEGLOVE HOUSE CALL HEALTH, INC.

AMENDMENT NO 1 TO EMPLOYMENT AGREEMENT

SIGNATURE PAGE